UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_______________________

FORM 8-K
_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 23, 2006

MARGO CARIBE, INC.
(Exact Name of Registrant as Specified in Charter)

Puerto Rico	001-15336	66-0550881
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Road 690, Kilometer 5.8
Vega Alta, Puerto Rico
(Address of Principal Executive Offices, Including Zip Code)

(787) 883-2570
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01	Other Events.

On May 23, 2006, Margo Caribe, Inc. (the “Company”) announced that the independent investigation conducted by Adsuar, Muñiz, Goyco & Besosa, P.S.C. (“AMGB”) at the direction of the Company’s Audit Committee and the independent directors had been substantially completed.

As previously announced, as part of this investigation, AMGB examined certain revenue recognition practices related to sales made by the Company’s landscaping division to entities controlled by Michael J. Spector, the Company’s Chief Executive Officer and principal shareholder, and certain of the Company’s payment of payroll expenses practices. The independent investigation also examined whether the Company had effected any other transactions with Mr. Spector or any entity controlled by Mr. Spector that had not been previously disclosed in the Company’s filing with the Securities and Exchange Commission (the “Commission”).

In connection with the landscaping services provided to entities controlled by Mr. Spector and the revenue recognition related to those services, the independent investigation concluded that such transactions were accurately recorded in accordance with generally accepted accounting principles and properly disclosed in the Company’s filings with the Commission. The independent investigation also confirmed that, in certain instances, the Company made payroll payments and paid other miscellaneous expenses on behalf of Mr. Spector or entities controlled by him. While the investigation concluded that all payments made by the Company were billed to and reimbursed by Mr. Spector or entities controlled by him, it found that such payments were not pre-approved by the Company’s Audit Committee or disclosed in the Company’s public filings with the Commission.

After receiving information from AMGB concerning the results of its investigation, on May 8, 2006, the Company’s Audit Committee and its independent directors approved the implementation of certain policies and procedures to address the issues raised by the independent investigation. In particular, the Company adopted a formal policy, pursuant to which the Company may not pay or advance any personal expenses (except expenses properly incurred in the ordinary course of business by executive officers and directors of the Company in the performance of their duties as executive officers or directors of the Company), or cause any personal expense to be paid or advanced, on behalf of any of the Company’s directors and executive officers or any of their related parties, without the prior written approval of the Audit Committee of the Board of Directors. The Company also adopted policies and procedures regarding related party transactions, including:

•
Reiterating the Company’s requirement that all related party transactions between the Company and related parties of its executive officers and directors be reviewed and approved by the Audit Committee. For purposes of this requirement, “related party transactions” refer to transactions that are required to be disclosed pursuant applicable regulations;

•
Instructing management to adopt procedures to adequately document and verify that any transactions with related parties of the Company are carried out on terms and conditions that are no less favorable to the Company than those with unrelated third parties;

•	Adopting a formal policy providing that the terms of payments for goods and services supplied by the Company to related parties should be no more than 30 days;

•
Requiring the Company’s President and Chief Financial Officer to actively monitor and submit a quarterly report to the Audit Committee and the Board of Directors summarizing the material terms of all related party transactions occurring during the quarter; and

•
Adopting a policy whereby any director or executive officer of the Company involved in a related party transaction certifies to the Audit Committee that he/she is in agreement with the information provided to the Audit Committee and that is not aware of any other related party transaction.

At the request of the Audit Committee, AMGB is evaluating certain additional information regarding certain transactions, which were reviewed as part of the investigation.

The Company also announced that, with the independent investigation substantially completed, absent new information, it anticipates that it should be in a position to file its annual report on Form 10-KSB for the year ended December 31, 2005 within approximately 60 days, and its quarterly report on Form 10-Q for the first quarter of 2006 as soon as practicable after the filing of its annual report on Form 10-KSB.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARGO CARIBE, INC.

Date: May 23, 2006	By:	/s/ Luis R. Carrasquillo
	Name:	Luis R. Carrasquillo
	Title:	Senior Vice President and
Chief Financial Officer